Exhibit 3.2

AMENDMENTS TO THE

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

ANDRETTI ACQUISITION CORP.

ANDRETTI ACQUISITION CORP.

(the “Company”)

RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY

FIRST, RESOLVED, as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by:

deleting the definition of “Completion Window” from Article 1.1;

amending Article 51.7 by deleting the following introduction of such sub-section:

“In the event that the Company does not consummate a Business Combination within the Completion Window, or such later time as the Members may approve in accordance with the Articles, the Company shall:” and replacing it with the following:

“In the event that the Company does not consummate a Business Combination by April 18, 2024, or such earlier date as determined by the Directors in their sole and absolute discretion, the Company shall.”

amending Article 51.8(a) by deleting the words:

“within the Completion Window, or such later time as the Members may approve in accordance with the Articles” and replacing them with the words:

“by April 18, 2024, or such earlier date as determined by the Directors in their sole and absolute discretion”

amending Article 51.10(b) by deleting the words:

“within the Completion Window” and replacing them with the words:

by April 18, 2024, or such earlier date as determined by the Directors in their sole and absolute discretion”

SECOND, RESOLVED, as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by:

(a)	amending Article 51.2(b) by deleting the following words:

“, provided that the Company shall not repurchase Public Shares in an amount that would exceed the Redemption Limitation”;

amending Article 51.4 by deleting the following words:

“, provided that the Company shall not consummate such Business Combination unless the Company has net tangible assets of at least US$5,000,001 immediately prior to or upon such consummation of, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to, such Business Combination (the “Redemption Limitation”)”;

amending Article 51.5 by deleting the following words:

“The Company shall not redeem Public Shares in an amount that would exceed the Redemption Limitation.”; and

amending Article 51.8 by deleting the following words:

“The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.” TODAY. IMMEDIATE Vote by — Internet 24mportant Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders: The Notice and Proxy Statement are Available at: https://www.cstproxy.com/andrettiacquisition/2023 • FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED • ANDRETTI ACQUISITION CORP EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS JULY 14, 2023 AT 10:00 A.M. EASTERN TIME THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby acknowledges receipt of the Notice of the Extraordinary General Meeting and Proxy Statement, hereby appoint(s) William J. Sandbrook and William M. Brown, and each of them, acting individually or in the absence of others, as proxies, each with the full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of Andretti Acquisition Corp that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting of Shareholders to be held virtually at 10:00 a.m. Eastern Time on July 14, 2023 and any all postponements or adjournments thereof. The undersigned hereby revokes all proxies previously given by the undersigned with respect to the Special Meeting of Shareholders, including any previously given by telephone or internet. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED “FOR” HEREIN PROPOSAL. IF NO SUCH 1, DIRECTION THE EXTENSION IS MADE, AMENDMENT THE PROXIES PROPOSAL, WILL HAVE “FOR” AUTHORITY PROPOSAL TO VOTE 2,

THE ADJOURNMENT REDEMPTION LIMITATION PROPOSAL, AMENDMENT IN ACCORDANCE PROPOSAL WITH THE AND BOARD “FOR” OF PROPOSAL DIRECTORS’ 3, PROPERLY RECOMMENDATIONS, COME BEFORE AND THE IN THEIR MEETING DISCRETION. ON ANY OTHER MATTERS THAT MAY (Continued and to be marked, dated and signed on reverse side)